Exhibit 10.2
FIRST AMENDMENT
TO THE
STOCK OPTION PLAN (2000)
OF
LAS VEGAS GAMING, INC.
     This First Amendment (this “First Amendment”) to the Stock Option Plan (2000) of Las Vegas Gaming, Inc. (the “Plan”) is adopted the 27th day of July 2006 by the board of directors of Las Vegas Gaming, Inc., a Nevada corporation (the “Company”).
     Whereas, the effectiveness of this First Amendment is subject to the approval of the Company’s stockholders, where the stockholders will be able to vote on this First Amendment at the Company’s 2007 Annual Meeting of Stockholders;
     Whereas, the reference to “Common Stock” in the Plan is a reference to the Company’s Common Stock Series A, $.001 par value;
1. AMENDMENT
     The total number of shares of the Company’s common stock that may be granted as stock options pursuant to the Plan shall be amended through the amendment and restatement of Section 6 of the Plan as follows:
The stock available for grant of Options under this Plan shall be 1,250,000 shares of Common Stock. The maximum number of shares for which an Option may be granted to any Optionee during any calendar year shall not exceed 200,000 shares. In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the Option shall again be available for Options under the Plan as if no Option had been granted with regard to such shares.
2. CONFLICT BETWEEN THE FIRST AMENDMENT AND THE PLAN
     If there is a conflict between any of the provisions of this First Amendment and any of the provisions of the Plan, the provisions of this First Amendment shall control.
3. NO OTHER AMENDMENTS OR CHANGES
     Except as expressly amended or modified by this First Amendment, all of the terms and conditions of the Plan shall remain unchanged and in full force and effect.
4. GOVERNING LAW
     This First Amendment shall be governed by and construed in accordance with Nevada law.